Exhibit 23
Consent of Independent Accountants

                                Storage USA, Inc.

                       Consent of Independent Accountants


We consent to the incorporation by reference into (A) the Registration Statements of Storage USA, Inc. (the "Company") on Forms S-8 (File Nos. 33-80967, 33-93884, 33-93882, 33-86362, 333-29753, 333-29773, 333-70491,
333-72557, and 333-78735) and (B) the Registration Statements of the Company on Forms S-3 (File Nos. 333-10903, 333-4556, 33-80965, 33-98142, 33-93886, 33-
913021, 333-25821, 333-21991, 333-31145, 333-44641, 333-53997, 333-60631, 333-
67009, 333-67695, 333-68409, 333-76221, 333-76489, 333-79055, 333-83373, 333-
85407, 333-87983, and 333-92931) of (1) our report dated January 26, 2000 on our audits of the consolidated financial statements of the Company as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which appears in the Annual Report to Shareholders, which is incorporated by reference in the Company's 1999 Form 10-K and (2) our report dated January 26, 2000, on the financial statement schedule of the Company as of December 31, 1999, which report is included on the Company's 1999 Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

PricewaterhouseCoopers LLP


Memphis, Tennessee
March 23, 2000